SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) DECEMBER 29, 2000

                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)

           ARIZONA                      333-78659                 86-0879572
(State or other jurisdiction of        (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)


           15170 NORTH HAYDEN ROAD, SUITE 5, SCOTTSDALE, ARIZONA 85260
               (Address of principal executive offices) (Zip Code)

                                 (480) 556-6701
               Registrant's telephone number, including area code

             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260 (Former name or former address, if changed since last report)















Exhibit index on consecutive page 2


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As of December 29, 2000, the registrant sold its interest in the following subsidiaries to Automotive Disposition Management Services, Inc., an Arizona corporation ("ADM"):


         o      Auto Network Group of New Mexico, Inc., a New Mexico corporation
         o      Auto Network Group Northwest, Inc., an Oregon corporation
         o      Auto Group Management, L.C., a Texas limited liability company
         o      Auto Group of San Antonio Ltd., a Texas limited partnership

         In return, the registrant received a 16% interest in ADM. ADM is a private company owned by Jules Gollins, the manager of Auto Network Group of New Mexico, Inc., and by Mark Moldenhauer, one of the founders and a former officer and director of the registrant.

         In addition, promissory notes for $1,200,000 owed to the registrant by the above-listed subsidiaries, have been assigned to Pinnacle Financial Corporation, a private company owned by Mr. Moldenhauer. Pinnacle Financial Corporation has in turn reduced the outstanding principal balance of the registrant's promissory note to Pinnacle by $1,200,000 and extended the principal installment, originally due December 31, 2000, to January 30, 2001.

         This transaction effectively disposes of the registrant's land-based operations in Albuquerque, New Mexico; San Antonio, Texas; and Bend, Oregon. The registrant also intends to wind down its land-based operations in Scottsdale, Arizona, thereby discontinuing all land-based operations and allowing it to focus on providing automotive remarketing services via the Internet. Management of the registrant believes that this change will improve the registrant's prospects for profitability. While the land-based operations generated a substantial amount of revenue, the gross profit margins were low and insufficient to cover operating expenses relating to the land-based operations. These operating expenses consisted primarily of selling commissions, interest expenses (for financing inventory and accounts receivable), bad debt expense, and office overhead. In addition, the land-based operations were capital intensive. Cash received from the discontinuance of these operations should allow the company to retire all of its debt and utilize the excess, if any, in its Internet operations.

         In contrast, Internet operations generate a lesser amount of revenue with high gross-profit margins. Initially, Internet operations will not cover operating expenses, and the Company will operate at a cash flow deficit. This deficit partially will be financed by funds, if any, made available from the discontinuance of its land-based operations, and partially from additional Capital in the form of equity or debt or both raised in a private placement. In the event such Capital is not raised, the Company's Internet operations will be severely limited. Such limitation may adversely affect shareholder value.

         The registrant expects to record a loss of approximately $650,000 from the ADM transaction, of which over $250,000 will result from the write-off of the balance of unamortized goodwill that was originally recorded at the time of acquisition of these various land-based operations. Further, the registrant intends to ascribe a nominal value to its 16% interest in ADM, since its actual value is indeterminable at this time.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable.

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

ITEM 5.  OTHER EVENTS

         Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable.

         (b)      Pro forma financial information:  To be filed by amendment.

         (c)      Exhibits:

                     REGULATION                                                                              PAGE
                     S-K NUMBER                                   DOCUMENT                                  NUMBER
                        2.1          Stock for Stock Agreement with Automotive Disposition Management
                                     Services, Inc. dated December 29, 2000                                   5

                        10.1         Extension and Exchange Agreement with Pinnacle Financial
                                     Corporation dated December 29, 2000                                      16



ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AUTOTRADECENTER.COM INC.



January 15, 2001                       By: /s/ ROGER L. BUTTERWICK
                                          --------------------------------------
                                          Roger L. Butterwick, President





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